Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement on Form S-8 (File. No. 333-292450) of our report dated May 15, 2026, with respect to the consolidated financial statements of Yimutian Inc.

/s/ Assentsure PAC

Singapore

May 15, 2026